UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
(Rule 14a-101)

PROXY STATEMENT PURSUANT TO SECTION 14(a) OF
THE SECURITIES EXCHANGE ACT OF 1934 (AMENDMENT NO.        )

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Kaydon Corporation
(Name of Registrant as Specified In Its Charter)
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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    On April 29, 2013, the Board of Directors of Kaydon Corporation (“Kaydon”) approved an amendment (the “Amendment”) to the Company’s 1999 Long-Term Stock Incentive Plan (the “Plan”).  The Amendment reduces the number of shares authorized for the grant of awards under the Plan by 355,000.  The Board’s adoption of the Amendment was a result of its desire to reduce the aggregate number of shares available for grant under all of Kaydon’s equity-based incentive plans.  Institutional Shareholder Services (“ISS”) had previously announced its recommendation that Kaydon’s shareholders vote against the Company’s 2013 Non-Employee Director Plan (the “Director Plan”) which has been submitted to shareholders for approval at the Kaydon’s 2013 Annual Meeting to be held on May 8, 2013.  The Board believes that the Amendment addresses ISS’s concern that, upon approval of the Director Plan, Kaydon would have too many shares available for grant under its equity-based incentive plans.